SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2017 (February 19, 2017)

MICRONET ENERTEC TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35850	27-0016420
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

28 West Grand Avenue, Suite 3, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

(201) 225-0190

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

On February 19, 2017, Micronet Ltd. (the “Subsidiary”), a subsidiary in which Micronet Enertec Technologies, Inc. (the “Company”) has a controlling interest, filed an immediate report with the Tel Aviv Stock Exchange (“TASE”) announcing its intention to raise equity funds pursuant to a public offering to be consummated pursuant to the Subsidiary’s shelf prospectus which became effective as of February 2014 (the “Transaction”). The final terms and structure of the Transaction have not yet been determined nor approved by the Subsidiary and the closing of the Transaction is further subject to the receipt of certain required approvals, including the approval of the Subsidiary’s board of directors and the TASE as well as the registration of the offered securities for trading and the issuance of a shelf securities offer pursuant to applicable Israeli law. The Subsidiary has further announced that there is no certainty for the closing of the Transaction, which is subject to market conditions.

The securities that may be sold in the Subsidiary’s proposed public have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell or a solicitation of an offer to buy the Subsidiary’s securities and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

In addition to the above, on February 19, 2017, the Subsidiary announced that based on a preliminary review of its financial statements for the period ended December 31, 2016, the Subsidiary estimates its revenues for the fiscal year ended December 31, 2016 to be between $13.5 and to $14.1 million in comparison to revenues of $14.580 million for the fiscal year ended December 31, 2015. On February 19, 2017, The subsidiary publicly announced in Israel that it expects to incure loss for the fiscal year ended December 31, 2016. (the “2016 Loss”)

The Subsidiary has stated that the foregoing announcement relating to the estimated revenues for the fiscal year ended December 31, 2016 and the 2016 Loss are based solely on its initial estimates based on prior practice and the Subsidiary is currently in the final stages of gathering, analyzing and auditing financial information relating to its financial statements for the fiscal year ended December 31, 2016.

Warning Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. These forward-looking statements include, but are not limited to, those statements regarding the estimated revenues and loss of the Subsidiary for the fiscal year ended December 31, 2016 as well as the proposed public offering of the Subsidiary’s securities. The Subsidiary’s actual results may differ from the estimates contained herein and the Subsidiary and the Subsidiary may not be successful in conducting the proposed public offering on acceptable terms or may not obtain the necessary consents and approvals needed to conduct the proposed offering. These forward-looking statements and their implications are based on the current expectations of the management of the Company only, and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in this Current Report on Form 8-K are subject to risks and uncertainties, including those discussed in the Company’s reports filed from time to time with the SEC. Except as otherwise required by law, the Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRONET ENERTEC TECHNOLOGIES, INC.

Dated: February 21, 2017	By:	/s/ David Lucatz
Name: David Lucatz
Title: President and Chief Executive Officer

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